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Exhibit 10.12

FORM OF AMENDMENT NO.1

REDDY ICE HOLDINGS, INC.

STOCK OPTION AGREEMENT

        This AMENDMENT NO. 1 TO THE REDDY ICE HOLDINGS, INC. STOCK OPTION AGREEMENT (this "Amendment") is dated as of November 7, 2003, by and between Reddy Ice Holdings, Inc., a Delaware corporation (the "Parent") and [    ] (the "Option Holder").

        WHEREAS, on August 14, 2003, Parent and the Option Holder entered into the Reddy Ice Holdings, Inc. Stock Option Agreement (the "Option Agreement");

        WHEREAS, on November 6, 2003, Reddy Ice Corporation, a subsidiary of Parent, acquired all of the outstanding stock of Triangle Ice Co., Inc. (the "Acquisition");

        WHEREAS, in connection with the Acquisition, (i) Parent issued additional shares of stock, (ii) certain stockholders of Parent, including the Option Holder, purchased their pro rata portion of such shares, (iii) such issuance constituted a "Qualifying Issuance" as defined in the Reddy Ice Holdings, Inc. 2003 Stock Option Plan (the "Plan") and (iv) Parent desires to grant additional options to the Option Holder in connection with such Qualifying Issuance, as contemplated by the Plan;

        WHEREAS, subject to the terms and conditions set forth in this Amendment, the undersigned parties have agreed to amend the Option Agreement as set forth herein;

        NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment, the Option Holder and the Parent hereby agree as follows.

        SECTION 1. Amendments to Option Agreement. On and after the date hereof Section (a) of the Option Agreement is hereby amended and restated in its entirety as follows:

        Grant.    Pursuant to the provisions of the Plan, all of the terms of which are incorporated herein by reference unless otherwise provided herein, the Parent hereby grants to the Option Holder (i) [    ] Time Based Options and [    ] Performance Based Options (the "Original Options") and (ii) [    ] Time Based Options and [    ] Performance Based Options (the "Additional Options" and, together with the Original Options, the "Options"), each such Option initially representing the right and option subject to adjustment as provided in the Plan to purchase one share of the Common Stock of the Parent (the "Shares"). The Original Options are granted as of August 15, 2003 and the Additional Options are granted as of November 6, 2003 (each such date, the "Date of Grant"), and such grant is subject to all of the terms and conditions herein and to all of the terms and the conditions of the Plan. These Options are intended to be non-qualified, and are not intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

        SECTION 2. Effectiveness. This Amendment shall be effective as of the day and year first written above (the "Effective Date") upon its execution and delivery by the Option Holder and the Parent. Except as herein provided, the Option Agreement shall remain unchanged and in full force and effect.

        SECTION 3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

        SECTION 4. Defined Terms. Each capitalized term used but not otherwise defined herein shall have the meaning assigned to such term in the Option Agreement.

        SECTION 5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

[Remainder of this page intentionally left blank. Signature pages follow.]

        IN WITNESS WHEREOF, this Amendment has been duly executed by the Option Holder and the Parent as of the day and year first written above.

REDDY ICE HOLDINGS, INC.
By:
Name:
Title:
[ ]

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  Exhibit 10.12
FORM OF AMENDMENT NO.1 REDDY ICE HOLDINGS, INC. STOCK OPTION AGREEMENT